Exhibit 99.1
NEWS RELEASE
Gryphon Gold Corporation, 611 N Nevada Street, Carson City, NV 89703

Gryphon Gold announces $1,500,000 Bridge Loan Facility, as the first stage of its proposed $15,000,000 financing package with Waterton Global

CARSON CITY, NV, March 20, 2012 -- Gryphon Gold Corp. (TSX: GGN) (OTCBB: GYPH), a gold exploration, production and development company focused on its Borealis project in Nevada, announced today that it had entered into a $1.5 million Bridge Loan Agreement (the “Bridge Loan”) with Waterton Global Value, L.P. Gryphon Gold will draw down on the bridge loan to fund its working capital and fund the operations of the Borealis property. The Bridge Loan bears interest at 15% p.a. and is secured by a first charge on the assets of Gryphon Gold and its subsidiary, Borealis Mining Company. The Bridge Loan is repayable on the earlier of May 19, 2012 and the completion of a senior secured credit facility with Waterton Global Value, L.P. Gryphon Gold has entered into a non binding letter of intent with Waterton Global Value, L.P. in respect of a $15 million senior secured gold stream credit facility (the “Senior Facility”). Completion of the Senior Facility is subject to, among other things, documentation and due diligence.

Gryphon Gold has obtained the consent of more than 66⅔% of the holders (in value) of its $3 million 10% subordinated secured notes due July 28, 2012 and of its $4.5 million 10% subordinated secured notes due November 22, 2012 (the “Notes”) to amend the relevant trust indentures to allow Gryphon Gold to proceed with the Bridge Loan and Senior Facility, subject to repayment of the Notes upon draw down of the Senior Facility.

The holders of the Notes (the “Noteholders”) have also consented to the subordination of the Notes to the Bridge Facility. In connection with their approval, Gryphon Gold has agreed to issue to the Noteholders an aggregate of 15 million share purchase warrants exercisable at a price of $0.164 for a period of eighteen months. Gryphon Gold wishes to thank the Noteholders for their ongoing support.

In connection with the Bridge Loan, Gryphon Gold has entered into a Gold and Silver Supply Agreement with Waterton Global Value, L.P., pursuant to which Waterton Global Value, L.P. has a right to acquire the gold and silver production from the Borealis property based on market rates. The Gold and Silver Supply Agreement is subject to termination in the event Waterton Global Value, L.P. elects not to provide the Senior Facility to Gryphon Gold.

Gryphon Gold has issued to Waterton Global Value, L.P. an aggregate of 1.5 million warrants in connection with the Bridge Loan. These warrants have a term of 3 years and are exercisable at a price of C$0.1862.

For Further Information Contact:

James T. O’Neil Jr., Interim CEO and CFO
Phone: 1-775-883-1456
Email: joneil@gryphongold.com

Lisanna Lewis, Vice President, Treasurer, Investor relations
Phone: 1-604-261-2229
Email: llewis@gryphongold.com

NEWS RELEASE
Gryphon Gold Corporation, 611 N Nevada Street, Carson City, NV 89703

Safe Harbor Statement

This press release contains forward-looking statements and "forward-looking information" within the meaning of United States and Canadian securities laws, which may include, but are not limited to statements relating the proceeds of the Bridge Facility and the availability of proposed Senior Facility and other statements relating to plans, estimates, objectives, and timing. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that the Senior Facility will not be made available, the risk that the proceeds from the Bridge Loan will not be sufficient to fund Gryphon Gold’s working capital needs and its operations, the risk that additional financing for the development of the Borealis Oxide Heap Leach Project, will be required, and if so, may not be available on terms satisfactory to the Company if at all, risks associated with the start up of mining operations, and the risks and uncertainties outlined under the section headings Forward-Looking Statements and Risks Factors and Uncertainties in the Company’s annual report on Form 10-K and quarterly report on Form 10-Q, as filed with the SEC and Canadian securities regulatory authorities on June 30, 2011 and February 17, 2012 respectively, and in the Company’s other reports, documents, and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on the Company’s website: www.gryphongold.com and www.sec.gov or www.sedar.com.